Exhibit A

AGREEMENT IN PRINCIPLE

This AGREEMENT IN PRINCIPLE (this “Agreement”) is dated as of February 2, 2004, by and between BIONOVA HOLDING CORPORATION, a Delaware corporation (“Bionova”) and SAVIA, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Savia”).

Savia is presently the holder of Bionova’s $55,459,743.57 in principal amount Promissory Note, due December 31, 2003 (the “Bionova Note”).  Bionova has not made any payments of principal or interest on the Bionova Note and, as of December 31, 2003, the aggregate principal amount and accrued and unpaid interest thereon equals $79,799,547.57 (the “Savia Debt”).  Savia desires to credit $2,426,318.73 of the $55,459,743.57 principal amount of the Bionova Note for 26,959,097 shares of common stock of Bionova (the “Exchange”) and  forgive $53,033,424.84 of the principal amount of the Bionova Note, which is all of the principal balance that will remain outstanding following the consummation of the Exchange, and all of the accrued and unpaid interest under the Bionova Note (which as of December 31, 2003 totaled $24,339,804.00), subject to the terms and conditions set forth herein, and Bionova desires to cancel the Bionova Note.

The purpose of this Agreement is to confirm our present mutual intentions regarding the Bionova Note.

1.             Bionova and Savia will enter into an Exchange and Stock Issuance Agreement, substantially in the form attached hereto as Annex A (the “Exchange Agreement”), subject to which Savia will satisfy $2,426,318.73 of the $55,459,743.57 principal amount of the Bionova Note for 26,959,097 shares of common stock of Bionova, which represents a price of $0.09 per share.

2.             The Exchange Agreement will be executed and delivered by each of Bionova and Savia in compliance with the requirements of Rule 13e-3 of the Securities Exchange Act of 1934 (the “1934 Act”).

3.             Immediately after the execution of the Exchange Agreement, Bionova and Ag-Biotech Capital Inc., a Delaware corporation and a wholly-owned subsidiary of Savia, will enter into a short-form merger (the “Merger”), pursuant to which Ag-Biotech Capital Inc. will be merged with and into Bionova pursuant to Section 253 of the Delaware General Corporation Law.

4.             The terms of the Merger, including the form and amount of consideration to be received by the stockholders of Bionova shall be as set forth in the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware (the “Merger Certificate”).

5.             Immediately prior to the consummation of the Merger, Savia shall forgive (the “Debt Forgiveness”) $53,033,424.84 of the principal amount of the Bionova Note, which is all of the principal balance of the Bionova Note that will remain outstanding following the consummation of the Exchange, and all accrued and unpaid interest under the Bionova Note (which as of December 31, 2003 totaled $24,339,804.00).

6.             Upon the filing of the Merger Certificate duly executed by Ag-Biotech Capital Inc. with the Secretary of State of the State of Delaware pursuant to Section 253 of the Delaware General Corporation Law, or at such later date as is set forth in the Merger Certificate, the Merger shall become effective.

7.             Savia’s obligation to consummate the Exchange, the Debt Forgiveness and the Merger shall be subject to the satisfaction of the following conditions:

(a)           approval by the Board of Directors of Savia of the Exchange, the Debt Forgiveness and the Merger;

(b)           the negotiation and execution of a mutually acceptable definitive Exchange Agreement setting forth the terms and conditions of the Exchange;

(c)           full compliance with the requirements of Rule 13e-3 of the 1934 Act, including, without limitation, the passing of twenty (20) days from the date of the mailing of a Rule 13e-3 Transaction Statement on Schedule 13E-3 to the stockholders of Bionova not affiliated with Savia and its affiliates;

(d)           there is no law or order or other event which would prevent the Exchange, the Debt Forgiveness or the Merger;

(e)           there has not occurred any event that, in Savia’s good faith judgment, resulted in an actual or threatened material adverse change in the business or condition of Bionova since the date hereof;

(f)            there is no threatened or pending litigation or other legal action relating to the Exchange, the Debt Forgiveness or the Merger;

(g)           an independent financial advisor to Bionova renders a fairness opinion to the Board of Directors of Bionova as to the fairness of the Exchange and the Merger per share “cash-out” price to be paid to the stockholders of Bionova not affiliated with Savia and its affiliates, from a financial point of view, which opinion is not withdrawn prior to the consummation of the Exchange, the Debt Forgiveness and the Merger;

(h)           neither Bionova nor Savia (or any of its subsidiaries) incurs significant expenses associated with the Exchange, the Debt Forgiveness or the Merger, other than approximately $650,000 of professional fees and other expenses that Bionova contemplates will be incurred by Bionova, Savia and Ag-Biotech in connection with (i) the preparation and dissemination of a Rule 13e-3 Transaction Statement on Schedule 13E-3 to the stockholders of Bionova not affiliated with Savia and its affiliates and (ii) the consummation of the Exchange, the Debt Forgiveness and the Merger in an efficient and prompt manner; and

(i) not more than ten percent (10%) of the stockholders of Bionova not affiliated with Savia and its affiliates elect to exercise their statutory dissenters’ rights in connection with, and prior to the effectiveness of, the Merger.

8.             This Agreement is intended to be a summary evidencing the current intentions of Savia and Bionova with respect to the Exchange, the Debt Forgiveness and the Merger as reflected in discussions between our respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together “Representatives”) to date, and it is expressly understood that (1) this Agreement is not intended to, and does not, constitute an agreement to consummate the Exchange, the Debt Forgiveness or the Merger or to enter into a definitive Exchange Agreement or to enter into or file a definitive Merger Certificate and (2) the parties hereto will have no rights or obligations of any kind whatsoever relating to the Exchange, the Debt Forgiveness or the Merger by virtue of this Agreement or any other written or oral expression by our respective Representatives unless and until a definitive Exchange Agreement is executed and delivered and a definitive Merger Certificate is entered into and filed; provided that the respective obligations contained in the following two paragraphs will be binding on Bionova and Savia, as the case may be, when Bionova has signed and returned a copy of this Agreement to Savia in the manner provided below.

9.             Whether or not the transactions contemplated hereby are consummated, each of Bionova and Savia will pay its own costs and expenses incurred in connection with the preparation and negotiation of this Agreement and any definitive Exchange Agreement and Merger Certificate unless such definitive agreement or certificate, as the case may be, provides otherwise.

10.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provision that would require the application of the law of any other jurisdiction.

If you are in agreement with the foregoing, please so indicate by signing two copies of this Agreement in the space set forth below and returning one of such signed copies to Savia, whereupon this letter shall constitute our agreement in accordance with the terms and provisions set forth above.

SAVIA, S.A. de C.V.

			By:	/s/ Alfonso Romo Garza
			Name:	Alfonso Romo Garza
			Title:	Chief Executive Officer

Accepted and agreed to as of the 2nd day of February, 2004:

BIONOVA HOLDING CORPORATION

By:	/s/ Jose Manuel Garcia
	Name:	Jose Manuel Garcia
	Title:	Chief Executive Officer

ANNEX A

Form of Exchange and Stock Issuance Agreement

EXCHANGE AND STOCK ISSUANCE AGREEMENT

by and between

BIONOVA HOLDING CORPORATION,
a Delaware corporation

and

SAVIA, S.A. de C.V.,
a Mexican corporation

Dated as of                        , 2004

EXCHANGE AND STOCK ISSUANCE AGREEMENT

        This EXCHANGE AND STOCK ISSUANCE AGREEMENT (this “Agreement”) is dated as of                        , 2004, by and between BIONOVA HOLDING CORPORATION, a Delaware corporation (“Bionova”) and SAVIA, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Savia”).

        WHEREAS, Savia is presently the holder of the $55,459,743.57 principal amount Promissory Note of Bionova, dated December 30, 2002 (the “Bionova Note”).

        WHEREAS, Bionova has not made any payments of principal or interest on the Bionova Note;

        WHEREAS, The Bionova Note became due and payable to Savia by its terms as of December 31, 2003, at which time the aggregate principal amount and accrued and unpaid interest under the Bionova Note totaled $79,799,547.57 (together with accumulated interest from January 1, 2004 to the date on which the Debt Forgiveness (defined below) is consummated, the “Savia Debt”).

        WHEREAS, Savia and Bionova have entered into an Agreement in Principle, dated February 2, 2004 (the “Agreement in Principle”).

        WHEREAS, Pursuant to the Agreement in Principle, Savia desires to satisfy $2,426,318.73 of the principal amount of the Bionova Note for 26,959,097 shares of Bionova’s common stock (the “Exchange”) and to forgive $53,033,424.84 of the principal amount, which is all of the principal balance of the Bionova Note that will remain outstanding following the consummation of the Exchange, and all of the accrued and unpaid interest under the Bionova Note (the “Debt Forgiveness”) subject to the terms and conditions set forth herein; and

        WHEREAS, Pursuant to the Agreement in Principle and following the consummation of the Exchange and the Debt Forgiveness, Bionova desires to cancel the Bionova Note.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

        SECTION 1.    DEFINITIONS.

        1.1   Definitions. As used in this Agreement, each capitalized term has the meaning ascribed to it in this Section 1.1.

        ”Ag-Biotech” means Ag-Biotech Capital, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Savia.

        ”Agreement” has the meaning set forth in the preamble hereto.

        ”Agreement in Principle” has the meaning set forth in the preamble hereto.

        ”Bionova” has the meaning set forth in the preamble hereto.

        ”Bionova Note” has the meaning set forth in the recitals hereto.

        ”Board of Directors” means the board of directors of Bionova.

        ”Closing” has the meaning set forth in Section 2.2.

        ”Closing Date” shall mean the date on which the Closing occurs.

        ”Commission” means the Securities and Exchange Commission.

        ”Common Stock” means the common stock, $.01 par value per share, of Bionova.

        ”Confidential Information” has the meaning set forth in Section 10.7(a).

        ”Convertible Preferred Stock” means the Series A Convertible Preferred Stock, $.01 par value per share, of Bionova.

        ”Debt” means, as to any Person, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person which are required by GAAP to be classified and accounted for as capital leases on the balance sheet of such Person, (iv) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (vi) the net liability under all hedging obligations of such Person.

        ”Debt Forgiveness” has the meaning set forth in the recitals hereto.

        ”Exchange” has the meaning set forth in the recitals hereto.

        ”Exchange Act” means the Securities Exchange Act of 1934.

        ”Financial Statements” means audited consolidated financial statements of Bionova and its Subsidiaries as filed with the Commission in accordance with the reporting requirements of the Exchange Act, as amended for fiscal years ended December 31, 2000, 2001 and 2002 and the unaudited interim periods reported therein and through the date hereof.

        ”Fiscal Year” means a twelve calendar month period ending on December 31 of any year.

        ”GAAP” means, with respect to Bionova and any Related Person domiciled in the United States, those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) in the United States on the Closing Date.

        ”Governmental Person” means any national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity.

        ”Indemnified Party” has the meaning set forth in Section 9.

        ”Law” means any applicable statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, license or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

        ”Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

        ”Material Adverse Effect” means, as to any Person, a material adverse effect on:

(i)

the Property, business, operations, financial condition, liabilities or capitalization of such Person taken as a whole; or

(ii)

the ability of such Person to timely perform its obligations under any of the Transaction Documents to which it is a party; or

(iii)

the validity or enforceability of any of the Transaction Documents; or

(iv)

the rights, remedies, powers and privileges of such Person under any of the Transaction Documents.

        ”Merger” means the Delaware short-form merger of Ag-Biotech Capital Inc. with and into Bionova, with Bionova as the surviving corporation, in accordance with the terms set forth in the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware.

        ”Order” means any order, writ, injunction, decree, judgment, award, determination, direction or demand of any Governmental Person, court or arbitrator with competent jurisdiction..

        ”Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

        ”Property” means any interest in any kind of property or asset, whether real, personal or mixed.

        ”Related Person” means any of Bionova or its Subsidiaries, whether now existing or hereafter formed or acquired.

        ”Restricted Securities” has the meaning set forth under Rule 144 promulgated under the Securities Act.

        ”Savia” has the meaning set forth in the preamble hereto.

        ”Savia Debt” has the meaning set forth in the recitals hereto.

        ”Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

        ”Series A Convertible Preferred Stock” means the 200 shares of Convertible Preferred Stock currently held by Ag-Biotech, which may be converted into 23,156,116 shares of Common Stock if Bionova adopts and files an amendment to its corporate charter increasing the authorized number of shares of Common Stock to at least 70,000,000.

        ”Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity have or might have voting power by reason of the happening of any contingency) which is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

        ”Transaction Documents” means (i) this Agreement and any other agreement entered into in connection with, as a condition of, or pursuant to this Agreement, by and between Bionova or any Subsidiary thereof, on the one hand, and Savia or any Affiliate thereof, on the other hand, including, without limitation, the Agreement in Principle, and (ii) the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

        1.2   Accounting Terms and Determinations. Except as otherwise expressly provided for in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to Savia under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to Savia under this Agreement. To enable the ready and consistent determination of compliance with the covenants set forth herein, Bionova will not change the last day of its fiscal year from December 31 of each year.

        1.3   Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word “or” shall not be exclusive (i.e., shall be deemed to include “and/or”); the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules without reference to a specific other document are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

        SECTION 2.    EXCHANGE OF SECURITIES AND DEBT FORGIVENESS.

        2.1   Exchange. Savia agrees to credit $2,426,318.73 of the $55,459,743.57 principal amount of the Bionova Note for 26,959,097 shares of Common Stock, subject to the terms and conditions set forth herein.

        2.2   Debt Forgiveness. Immediately prior to the effectiveness of the Merger, Savia agrees to forgive $53,033,424.84 of the principal amount of the Bionova Note, which is all of the principal balance of the Bionova Note that will remain outstanding following the consummation of the Exchange, and all accrued and unpaid interest thereon.

        2.3   Bionova agrees and Savia acknowledges that upon consummation of the Exchange and the Debt Forgiveness, the Bionova Note shall be cancelled.

        2.4   The Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as the parties hereto mutually agree, at 10:00 a.m. local time, on the Closing Date. At the closing of the Exchange and the Debt Forgiveness (the “Closing”): (i) Savia shall deliver to Bionova the Bionova Note; (ii) Bionova shall accept the Bionova Note; and (iii) Bionova shall cancel the Bionova Note.

        2.5   Further Assurances.

        (a)   At any time and from time to time after the Closing, Bionova (at its own expense) shall execute and deliver to Savia such other documents and instruments, provide such materials and information and take such other actions as Savia may reasonably request to more effectively vest title to the 26,959,097 shares of Common Stock.

        (b)   Following the Closing, Bionova will afford Savia, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business or condition of Bionova and the right to make copies and extracts therefrom.

        SECTION 3.    REPRESENTATIONS AND WARRANTIES OF BIONOVA.

        Bionova hereby represents and warrants to Savia, as of the date hereof and as of the Closing Date, that each of the representations and warranties set forth below is true and correct in all material respects.

        3.1   Organization and Authorization.

        (a)   Bionova (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business in which it is presently engaged or presently proposes to engage.

        (b)   Bionova has all requisite power and authority to execute and deliver this Agreement and any other documents or agreements contemplated hereby and to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. Bionova has all requisite power and authority to issue the 26,959,097 shares of Common Stock in connection with the Exchange. The execution and delivery of this Agreement and the issuance of the 26,959,097 shares of Common Stock in connection with the Exchange, the performance of this Agreement, and the execution, delivery and performance of any other documents or agreements to which Bionova is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Bionova’s Board of Directors. Each of this Agreement and any other document or agreement contemplated hereby to which Bionova is a party has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of Bionova, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally.

        (c)   Schedule 3.1 contains a true and correct list of all Subsidiaries of Bionova. Except as set forth on Schedule 3.1, Bionova has good and valid title to all the outstanding stock of each of its Subsidiaries, in each case, free and clear of all Liens.

        3.2   Capital Stock.

        (a)   The total number of shares of capital stock which Bionova currently has authority to issue under its Articles of Incorporation is (i) 50,000,000 shares of Common Stock, of which 23,012,753 are issued and outstanding, all of which outstanding shares are duly and validly issued and fully paid and non-assessable, and (ii) 5,000 shares of Convertible Preferred Stock, of which 200 are issued and outstanding.

        (b)   As of the date hereof and after giving effect to the transactions contemplated by the Transaction Documents and except for the Bionova Note and the Series A Convertible Preferred Stock, Bionova does not, and as of the Closing Date, Bionova will not, have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, other than as set forth on Schedule 3.2 (which schedule shall include the exercise price and number of shares).

        (c)   As of the date hereof, except as provided in this Agreement, Bionova does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or obligation evidencing the right of the holder thereof to purchase any of its capital stock.

Other than this Agreement, there is not in effect on the date hereof any agreement by Bionova or any of its Subsidiaries pursuant to which any holders of securities of Bionova or any of its Subsidiaries (other than Savia and its Affiliates) have a right to cause Bionova to register such securities under the Securities Act.

        (d)   As of the Closing and immediately thereafter, the authorized capital stock of Bionova will consist solely of (i) 50,000,000 shares of Common Stock, all of which shares will be issued and outstanding, and (ii) 5,000 shares of Convertible Preferred Stock, of which 200 shares will be issued and outstanding. As of the Closing and immediately thereafter, all of the outstanding shares of Bionova’s capital stock shall be duly authorized, validly issued, fully paid and non-assessable.

        3.3   Private Offering. During the six months prior to the Closing Date, neither Bionova nor any other Person acting on behalf of Bionova has offered any securities of Bionova (excluding options or warrants to employees and shares issuable upon exercise or conversion of securities outstanding prior to the date hereof) for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than prospective holders of such securities who are “accredited investors”, as defined in Rule 501 of Regulation D promulgated under the Securities Act. Bionova agrees that neither Bionova nor anyone acting on its behalf has offered or will offer securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the 26,959,097 shares of Common Stock under Section 5 of the Securities Act. Based in part on the representations of Savia set forth herein, the offer, sale and issuance of the 26,959,097 shares of Common Stock in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws.

        3.4   No Broker’s or Other Fees. Other than with respect to the fairness opinion required pursuant to Section 5.7 hereof, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Bionova.

        SECTION 4.    REPRESENTATIONS AND WARRANTIES OF SAVIA.

        Savia hereby represents and warrants to Bionova, as of the date hereof and as of the Closing Date, that each of the representations and warranties set forth below is true and correct in all material respects:

        4.1   Authority.

        (a)   Savia represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the United Mexican States.

        (b)   Savia has all requisite power and authority to execute and deliver this Agreement and any other documents or agreements contemplated hereby and to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. Savia represents and warrants that the execution and delivery by it of this Agreement, and the performance of its obligations hereunder, has been duly and validly authorized by the all necessary action of Savia. This Agreement has been duly and validly executed and delivered by Savia and constitutes the legal, valid and binding obligations of Savia, enforceable against Savia, in accordance with its terms, except to the extent such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

        4.2   Acquisition for Savia’s Account. Savia represents and warrants that it is acquiring and will acquire the 26,959,097 shares of Common Stock for its own account, with no present intention of distributing or reselling such securities, or any part thereof, in violation of applicable securities laws.

        4.3   Investment Experience. Savia has such knowledge and experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of an investment in the 26,959,097 shares of Common Stock.

        4.4   Securities Not Registered. Savia acknowledges that the 26,959,097 shares of Common Stock have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by Savia unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements thereof are available for the transaction.

        4.5   Accredited Investor. Savia represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

        4.6   Acknowledgement of Risk. Savia acknowledges that an investment in the 26,959,097 shares of Common Stock involves a high degree of risk and represents that it understands the economic risk of such investment. Savia is prepared to bear the economic risk of retaining the 26,959,097 shares of Common Stock for an indefinite period, without prejudice, however, to the rights of Savia, in accordance with this Agreement, lawfully to sell or otherwise dispose of all or any part of the 26,959,097 shares of Common Stock held by it.

        4.7   No Public Solicitation. To the best of Savia’s knowledge, the issuing of the 26,959,097 shares of Common Stock to Savia was made through direct, personal communication between Savia and a representative of Bionova and not through public solicitation and advertising.

        SECTION 5.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SAVIA.

        The obligations of Savia are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Savia in its sole discretion):

        5.1   Representations and Warranties. Each of the representations and warranties made by Bionova in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

        5.2   Performance. Bionova shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Bionova at or before the Closing.

        5.3   Orders and Laws.

        (a)   The parties hereto shall have complied in full with the requirements of the Exchange Act in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the performance and consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, including, without limitation, the passing of twenty (20) days from the date of the mailing of a Rule 13e-3 Transaction Statement on Schedule 13E-3 to the stockholders of Bionova not affiliated with Savia and its Affiliates.

        (b)   There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the other Transaction Documents to Savia, and there shall not be pending or threatened on the Closing Date any action, claim, lawsuit or proceeding in, before or by any Governmental Person or regulatory authority seeking the imposition of monetary damages, injunctive or other equitable relief against Savia, which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability of any such Law to Savia, Bionova, any Subsidiary thereof or the transactions contemplated by this Agreement or any of the other Transaction Documents of any such Law.

        5.4   Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Person or regulatory authority necessary to permit Savia and Bionova to perform their obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Savia, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Person or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, shall have occurred.

        5.6   Fairness Opinion. Prior to the filing required under Section 5.9 and Section 6.3, Bionova shall have received from AgriCapital Securities Inc. a fairness opinion, in form and substance acceptable to Savia, with respect to the fairness of the Exchange and the Merger per share “cash-out” price to be paid to stockholders of Bionova not affiliated with Savia or its Affiliates, from a financial point of view, which opinion is not withdrawn prior to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

        5.7   Transaction Documents. All Transaction Documents shall be in form and substance reasonably satisfactory to Savia and its counsel.

        5.8   Fees and Expenses. Neither Bionova nor Savia (or any Subsidiary of Savia) incurs significant expenses associated with the Exchange, the Debt Forgiveness or the Merger, other than approximately $650,000 of professional fees and other expenses that Bionova contemplates will be incurred by Bionova, Savia and Ag-Biotech in connection with (i) the preparation and dissemination of a Rule 13e-3 Transaction Statement on Schedule 13E-3 to the stockholders of Bionova not affiliated with Savia and its affiliates and (ii) the consummation of the Exchange, the Debt Forgiveness and the Merger in an efficient and prompt manner.

        5.9   Filing and Dissemination of Information. Bionova, Savia and Ag-Biotech shall have jointly (i) filed with the Commission a Schedule 13E-3 pursuant to Rule 13e-3 promulgated under the Exchange Act, and (ii) disseminated to the holders of Common Stock the Rule 13e-3 Transaction Statement on Schedule 13E-3 required under Rule 13e-3(e) of the Exchange Act, all of which shall be in full compliance with the requirements therefor established by the Commission. The expiration of any waiting period imposed by the Commission necessary for the consummation of the transactions contemplated by the Exchange, the Debt Forgiveness and the Merger shall have occurred.

        5.10   Material Adverse Change. There shall not have occurred any event that, in Savia’s good faith judgment, resulted in an actual or threatened material adverse change in the business or condition of Bionova since the date of the Agreement in Principle.

        SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BIONOVA.

        The obligations of Bionova hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Bionova in its sole discretion):

        6.1   Representations and Warranties. Each of the representations and warranties made by Savia in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

        6.2   Performance. Savia shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Savia at or before the Closing.

        6.3   Filing and Dissemination of Information. Bionova, Savia and Ag-Biotech shall have jointly (i) filed with the Commission a Schedule 13E-3 pursuant to Rule 13e-3 promulgated under the Exchange Act, and (ii) disseminated to the holders of Common Stock the Rule 13e-3 Transaction Statement on Schedule 13E-3 required under Rule 13e-3(e) of the Exchange Act, all of which shall be in full compliance with the requirements therefor established by the Commission. The expiration of any waiting period imposed by the Commission necessary for the consummation of the transactions contemplated by the Exchange, the Debt Forgiveness and the Merger shall have occurred.

        6.4   Fairness Opinion. Prior to the filing required under Section 5.10 and Section 6.3, Bionova shall have received from AgriCapital Securities Inc. a fairness opinion, in form and substance acceptable to Savia, with respect to the fairness of the Exchange and the Merger per share “cash-out” price to be paid to the stockholders of Bionova not affiliated with Savia or its Affiliates, from a financial point of view, which opinion is not withdrawn prior to the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

        6.5   Orders and Laws. There shall not be in effect on the Closing Date any Order of Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the other Transaction Documents to Bionova, and there shall not be pending or threatened on the Closing Date any action, claim, lawsuit or proceeding in, before or by any Governmental Person or regulatory authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Savia, Bionova, any of Bionova’s Subsidiaries or the transactions contemplated by this Agreement or any of the other Transaction Documents of any such Law.

        6.6   Transaction Documents. All Transaction Documents shall be in form and substance reasonably acceptable to Bionova and its counsel.

        SECTION 7.    COVENANTS.

        7.1   Fulfillment of Conditions. Each party hereto will execute and deliver at the Closing each Transaction Document that it is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the parties hereto contained in this Agreement and will not, and will not permit any of its Affiliates to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

        7.2   Restricted Cash Account. Bionova and Savia agree that Bionova will deposit $300,000.00 into a restricted cash account for a period not to exceed one (1) year from the date hereof, which funds will be used exclusively to satisfy any third-party claims against any of the individuals who are covered by the directors’ and officers’ liability insurance policy provided for directors and officers of Bionova and its Subsidiaries as of the date hereof and any litigation expenses directly related to such claims; provided that such funds shall not be released from such account and so disbursed to the extent that any such individual receives the benefit of any proceeds under such directors’ and officers’ liability policy to discharge any portion of such claim.

        SECTION 8.    TRANSFERABILITY.

        8.1   Restrictive Legend. Each certificate evidencing the 26,959,097 shares of Common Stock issued by Bionova shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

provided, that such restrictive legend shall not be required after the date on which the securities evidenced by a certificate bearing such a restrictive legend no longer constitute Restricted Securities, and upon the request of the holder of such certificate, Bionova, without expense to Savia, shall issue a new certificate not bearing the restrictive legend otherwise required to be borne thereby.

        8.2   Transferability. Savia agrees not to make any disposition of all or any portion of the 26,959,097 shares of Common Stock unless and until the transferee has agreed in writing for the benefit of Bionova to be bound by this Agreement provided and to the extent it is then applicable, unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, and if reasonably requested by Bionova, Savia shall have furnished Bionova with an opinion of counsel, reasonably satisfactory to Bionova, that such disposition will not require registration of such shares under the Securities Act. It is agreed that Bionova will not require opinions of counsel for transactions made pursuant to Rule 144.

        SECTION 9.    MISCELLANEOUS.

        9.1   Waivers and Amendments; Acknowledgment. No failure or delay (whether by course of conduct or otherwise) by Bionova or Savia in exercising any right, power or remedy which either may have under any of the Transaction Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Bionova or Savia of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Transaction Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. This Agreement and the other Transaction Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. This Agreement may be amended, but only with the written consent of each of the parties hereto. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Savia or Bionova at law or in equity or otherwise.

        9.2   Survival of Agreements; Cumulative Nature. The various representations and warranties in this Agreement shall not survive the Closing or the issuance to Savia of the 26,959,097 shares of Common Stock and the delivery of the 26,959,097 shares of Common Stock to Savia and the other Transaction Documents. All covenants and agreements in this Agreement shall survive the Closing or the issuance to Savia of the 26,959,097 shares of Common Stock and the delivery of the 26,959,097 shares of Common Stock to Savia and the other Transaction Documents.

        9.3   Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing, unless otherwise specifically provided, and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three days after being deposited in the United States mail as registered or certified United States mail, postage prepaid, to Bionova or Savia at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed).

        9.4   Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A TRANSACTION DOCUMENT, THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BIONOVA AND SAVIA HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. EACH OF BIONOVA AND SAVIA IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        9.5   Waiver of Jury Trial, Punitive Damages, Etc. EACH OF BIONOVA AND SAVIA HEREBY:

        (a)   KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE PURCHASE AND SALE OF ANY NEW COMMON STOCK CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH;

        (b)   IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

        (c)   CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

        (d)   ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS

CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

        9.6   Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules to this Agreement are a part hereof for all purposes.

        9.7   Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto whether so expressed or not.

        9.8   Counterparts. Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument.

        9.9   Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        9.10 Specific Performance. Bionova recognizes that money damages may be inadequate to compensate Savia for a breach by Bionova of its obligations hereunder, and Bionova irrevocably agrees that Savia shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford Savia the benefits of this Agreement and that Bionova shall not object and hereby waives any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate Savia.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BIONOVA HOLDING CORPORATION, a Delaware corporation

By:
Jose Manuel Garcia
Chief Executive Officer

P.O. Box 1586 Nogales, Arizona 85628-1586 Attention: Jose Manuel Garcia Telephone: (609) 744-8105

With a copy to: Thompson & Knight LLP 1700 Pacific Avenue, Suite 3300 Dallas, Texas 75201 Attention: Michael C. Titens, Esq.

SAVIA, S.A., de C.V., a United Mexican States corporation

By:
Alfonso Romo
Chief Executive Officer

Address for Notices: Río Sena 500 Pte. Colonia del Valle San Pedro Garza Garcia, N.L. CP 66220 México Attention: Alfonso Romo Telephone: (52-81) 8173-5500

With a copy to: Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, New York 10005 Attention: Howard S. Kelberg, Esq. Telephone: (212) 659-4469 Facsimile: (212) 659-4819